Exhibit 10.3

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of March 17, 2015, is entered into by and among ZAIS Group Holdings, Inc. a Delaware corporation (the “Corporation”), ZAIS Group Parent, LLC, a Delaware limited liability company (the “Company”), the Company Unitholders (as defined herein) and Christian M. Zugel, as trustee (solely in his capacity as the trustee, the “Trustee”) of the ZGH Class B Voting Trust (the “Control Shares Trust”) that is established solely to hold the Control Shares (as defined below).

WHEREAS, the parties hereto desire to provide for the exchange of Company Units (as defined herein) for, at the Corporation’s option, shares of Class A Common Stock (as defined herein), cash or a combination of both, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1         Definitions. The following capitalized terms shall have the meanings specified in this Section 1.1. Other terms are defined in the text of this Agreement, and those terms shall have the meanings respectively ascribed to them therein.

“Affiliate” has the meaning set forth in the LLC Agreement.

“Board” means the board of directors of the Corporation.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or obligated by law or executive order to close.

“Capital Stock” has the meaning set forth in the LLC Agreement.

“Change of Control” means the occurrence of any of the following events after the date hereof:

(i)	there is consummated, in accordance with the Corporation’s certificate of incorporation and applicable law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis), including a sale of all Class A Units held by the Corporation, to any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act, or any successor provisions thereto), excluding a group of Persons which includes Christian M. Zugel or his Affiliates or the Control Shares Trust;

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(ii)	any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d)(3) of the Exchange Act, or any successor provisions thereto, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding Voting Securities, excluding a group of Persons which includes Christian M. Zugel or his Affiliates or the Control Shares Trust;

(iii)	there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the Person surviving the merger or, if the surviving Person is a Subsidiary, the ultimate parent thereof, or (y) the Voting Securities immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving Person is a Subsidiary, the ultimate parent thereof; or

(iv)	the stockholders of the Corporation and the Board approve a plan of complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, except with respect to clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which (A) the record holders of the shares of Capital Stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions or (B) the Corporation is the surviving entity and its shares of Class A Common Stock continue to be registered under Section 12(b) or 12(g) of the Exchange Act and continue to be publicly traded.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Corporation.

“Class A Unit” has the meaning set forth in the LLC Agreement.

“Class B Common Stock” means Class B Common Stock, par value $0.000001 per share, of the Corporation

“Class B Member Tax Obligation” means the sum of (i) an amount equal to the product of the amount of compensation income includible in the income of a Class B Member arising as a result of the issuance or vesting of Class B Units, multiplied by the highest effective marginal federal, state and local (and non-U.S., if any) income tax rates applicable to such Class B Member, for the applicable taxable year, taking into account the deductibility of state and local (and non U.S., if any) income taxes as applicable for federal income tax purposes and any limitations thereon, plus (ii) applicable employment taxes attributable to the issuance or vesting of such Class B Units borne by such Class B Member.

“Class B Member” has the meaning set for in the LLC Agreement.

“Class B Unit” has the meaning set forth in the LLC Agreement.

“Closing Price” has the meaning set forth in the LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Unit” means (i) each Class A Unit issued as of the date hereof, (ii) each Class A Unit, Vested Class B Unit or other vested interest in the Company issued or released by the Company in the future or for which any such interest has been converted or exchanged; or (iii) any other Unit (as defined in the LLC Agreement) as shall otherwise be specified by the Managing Member.

“Company Unitholder” means each holder of one or more Company Units that is a party hereto as of the date hereof or which becomes a party to this Agreement pursuant to Section 4.1 other than, in any such case, the Corporation.

“Control Shares” means the 20 million shares of Class B Common Stock having no economic value but entitled to ten (10) votes per share.

“Control Shares Trust” has the meaning set forth in the Preamble.

“Exception Units” means, with respect to a Company Unitholder, the number of Company Units exchanged by such Company Unitholder pursuant to Section 2.1(a)(iii).

“Exchange” means a Quarterly Exchange or Change of Control Exchange, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the number of shares of Class A Common Stock for which 1 Company Unit is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be 1, subject to adjustment pursuant to Section 2.2.

“Fair Market Value” means the average of the Closing Price of one (1) share of Class A Common Stock during the period of ten (10) consecutive Business Days ending on the measurement date; provided, that if the Class A Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading.

“Founder Member Five Percent Ownership Threshold” means the Founder Member Ownership Percentage is at least five (5%).

“Founder Member Ownership Percentage” means, as of any time, the percentage ownership of the Founder Members of Capital Stock in the Corporation (excluding the Class B Common Stock), whether directly through ownership of Capital Stock in the Corporation (excluding the Class B Common Stock) or indirectly through ownership of Units exchangeable or convertible into Capital Stock of the Corporation (excluding the Class B Common Stock).

“Founder Member Representative” has the meaning set forth in the LLC Agreement.

“Founder Member Twenty Percent Ownership Threshold” means the Founder Member Ownership Percentage is at least twenty percent (20%).

“Founder Members” has the meaning set forth in the LLC Agreement.

“Investment Agreement” means the Investment Agreement, dated September 16, 2014, by and among the Company, the Corporation and the Founder Members, as amended.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as the same may be further amended or restated from time to time.

“Member” has the meaning set forth in the LLC Agreement.

“Person” means and includes any individual and any legal entity, including a corporation, partnership, association, limited liability company, trust, joint stock company or estate.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Corporation.

“Quarterly Exchange Date” means the date that is the first Business Day of any Quarter.

“Subsidiary” has the meaning given to such term in the LLC Agreement.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated on or about the date hereof, among the Corporation, the Company and the Non-Holdings Members (as defined therein).

“Trustee” has the meaning set forth in the Preamble.

“Vested Class B Unit” has the meaning set forth in the LLC Agreement.

“Voting Securities” shall mean any securities of the Corporation which are entitled to vote generally in matters submitted for a vote of the Corporation’s stockholders or generally in the election of the Corporation’s board of directors.

ARTICLE II

exchanges

Section 2.1         Exchange of Company Units for Class A Common Stock.

(a)         Quarterly Elective Exchanges.

(i)         Beginning with the first Quarter following the date that is two years after the date of this Agreement, and subject to adjustment as provided in this Agreement, each Company Unitholder shall be entitled on any Quarterly Exchange Date to surrender all or a portion of the Company Units held by such Company Unitholder to the Company (or, at the option of the Corporation, directly to the Corporation) in exchange for either (at the option of the Corporation) (A) the delivery by the Corporation to the exchanging Company Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of Company Units surrendered multiplied by the Exchange Rate (the “Class A Exchange Shares”); (B) cash in an amount equal to the Fair Market Value of the Class A Exchange Shares; or (C) a combination of (x) Class A Common Stock not to exceed the Class A Exchange Shares and (y) cash in an amount equal to the Fair Market Value of a number of shares of Class A Common Stock equal to the Class A Exchange Shares minus the number of shares the Corporation elects to provide pursuant to clause (x) (any such exchange, a “Quarterly Exchange”). Notwithstanding the foregoing, subject to Sections 2.1(a)(ii) and 2.1(a)(iii), during any twelve (12) month period commencing on or following the second anniversary of the date of this Agreement:

(1)         a Founder Member may only exchange a number of Class A Units in an amount not to exceed twenty-five percent (25%) of the aggregate number of Class A Units held by such Founder Member as of the first day of such twelve (12) month period in which the applicable Quarterly Exchange occurs, which twenty-five percent (25%) annual limit shall expire immediately after the first Quarterly Exchange Date at which time a Founder Member’s current holdings of Class A Units no longer exceeds ten percent (10%) of the maximum number of Class A Units previously held by such Founder Member; and

(2)         a Class B Member may only exchange a number of Vested Class B Units in an amount not to exceed an amount equal to (u) twenty-five percent (25%) multiplied by (v) an amount equal to (A) the aggregate number of Vested Class B Units held by such Class B Member as of the first day of such twelve (12) month period in which the applicable Quarterly Exchange occurs minus (B) the cumulative number of Exception Units exchanged by such Class B Member; such twenty-five percent (25%) annual limit shall expire immediately after the first Quarterly Exchange Date at which time a Class B Member’s current holdings of Class B Units no longer exceeds (w) ten percent (10%) multiplied by (x) an amount equal to (C) the maximum number of Class B Units previously held by such Class B Member minus (D) the cumulative number of Exception Units previously exchanged by such Class M Member.

(ii)         Notwithstanding Section 2.1(a)(i), commencing on the two-year anniversary of the date of this Agreement, the Chairman of the Board or the Compensation Committee of the Board may permit any Company Unitholder to exchange Company Units in an amount exceeding that described in Section 2.1(a)(i), which permission may be withheld, delayed, or granted on such terms and conditions as the Chairman of the Board or the Compensation Committee of the Board may determine in his or its sole discretion; provided that with respect to any exchanges in an amount exceeding that described in Section 2.1(a)(i)(1), such exchanges may be approved only by the Compensation Committee of the Board.

(iii)         Notwithstanding Section 2.1(a)(i), commencing on the date hereof, upon the vesting of any Class B Units or upon the issuance of any Class B Units which are immediately vested upon issuance (the “Subject Class B Units”) granted to such Class B Member, within twelve (12) months of such vesting date, in the event that the Class B Member Tax Obligation of such Class B Member exceeds the net proceeds such Class B Member could receive upon a sale of the shares of Class A Common Stock issuable to such Class B Member in exchange for Vested Class B Units to the extent permitted pursuant to Section 2.1(a)(i)(2), the limitation set forth in Section 2.1(a)(i)(2) shall not apply and such Class B Member shall instead be entitled to immediately Exchange a number of Vested Class B Units such that the net proceeds from the sale of such Class A Common Stock into which such Vested Class B Units are exchangeable would be sufficient to enable such Class B Member to satisfy the Class B Member Tax Obligation with respect to such Subject Class B Units.

(iv)         A Company Unitholder shall exercise its right to exchange Company Units pursuant to this Section 2.1(a) by delivering to the Company, with a contemporaneous copy delivered to the Corporation, in each case during normal business hours at the principal executive offices of the Company and the Corporation, respectively, (A) a written election of exchange in respect of the Company Units to be exchanged substantially in the form of Exhibit A hereto (an “Exchange Notice”), at least thirty (30) days prior to the Quarterly Exchange Date for the applicable Quarter or within such shorter period of time as may be agreed upon by the Corporation and the exchanging Company Unitholder, duly executed by such holder, (B) any certificates representing such Company Units on the Quarterly Exchange Date, together with a written assignment and acceptance agreement with respect to such Company Units, in a form reasonably acceptable to the Corporation, and (C) if the Corporation or the Company requires the delivery of the certification contemplated by Section 2.4(b), such certification or written notice from such Company Unitholder that it is unable to provide such certification on the Quarterly Exchange Date. At least five (5) Business Days prior to the Quarterly Exchange Date, the Corporation shall give written notice (the “Option Notice”) to the exchanging Company Unitholder of its intended settlement method; provided that, if the Corporation does not timely deliver an Option Notice, the Corporation shall be deemed to have elected to pay the consideration entirely in Class A Common Stock.

(v)         Upon a Company Unitholder exercising its right to a Quarterly Exchange, the Corporation and the Company shall take such actions as may be required to ensure that such Company Unitholder receives the shares of Class A Common Stock and/or cash that such exchanging Company Unitholder is entitled to receive in connection with such Quarterly Exchange pursuant to this Section 2.1(a). Unless the Corporation elects to directly acquire the Company Units such Company Unitholder is requesting to be exchanged in connection with a Quarterly Exchange, (i) the Corporation shall be deemed to have transferred the Class A Common Stock and/or cash to be delivered to the exchanging Company Unitholder to the Company and the Company shall issue to the Corporation a number of Company Units in the Company equal to the number of Company Units exchanged by the Company Unitholder and (ii) the Company shall be deemed to have transferred such Class A Common Stock and/or cash received from the Corporation to the exchanging Company Unitholder in exchange for the Company Units surrendered by such Company Unitholder in the Quarterly Exchange. If an exchanging Company Unitholder receives the shares of Class A Common Stock and/or cash that it is entitled to receive in connection with a Quarterly Exchange pursuant to this Section 2.1(a) directly from the Corporation, the Company Unitholder shall have no further right to receive shares of Class A Common Stock and/or cash from the Company in connection with that Quarterly Exchange, and the Corporation and the Company shall be deemed to have satisfied their obligations under the first sentence of this Section 2.1(a)(v). On the Quarterly Exchange Date, all rights of the exchanging Company Unitholder as a holder of the Company Units that are subject to the Quarterly Exchange shall cease, and such Company Unitholder shall be treated for all purposes as having become the record holder of any shares of Class A Common Stock to be received by the exchanging Company Unitholder in respect of such Quarterly Exchange.

(vi)      The parties hereto acknowledge and agree that the Corporation’s determination under this Agreement of the settlement method (i.e., stock, cash or a combination thereof) and whether to elect to acquire the Company Units directly from a Company Unitholder for any Quarterly Exchange shall be made by the Audit Committee of the Corporation (or another committee of the Corporation consisting solely of independent directors).

(b)         Exchanges upon a Change of Control.

(i)         Notwithstanding anything in Section 2.1(a) to the contrary, immediately prior to the occurrence of any Change of Control, each Company Unitholder shall be entitled to surrender all or a portion of the Company Units held by it to the Company (or, at the option of the Corporation, directly to the Corporation) in exchange for the delivery by the Corporation to the exchanging Company Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of Company Units surrendered multiplied by the Exchange Rate (any such exchange, a “Change of Control Exchange”).

(ii)         To the extent practicable, the Corporation shall deliver to each Company Unitholder at least fifteen (15) Business Days’ prior written notice of any event resulting in a Change of Control, and the expected date on which such Change of Control shall be deemed to occur (the “Change of Control Exchange Date”). A Company Unitholder shall exercise its right to exchange Company Units pursuant to this Section 2.1(b) by delivering to the Company, with a contemporaneous copy delivered to the Corporation, in each case during normal business hours at the principal executive offices of the Company and the Corporation, respectively, (A) an Exchange Notice at least five (5) Business Days prior to the Change of Control Exchange Date duly executed by such holder, (B) any certificates representing such Company Units on the Change of Control Exchange Date, together with a written assignment and acceptance agreement with respect to such Company Units, in a form reasonably acceptable to the Corporation, and (C) if the Corporation or the Company requires the delivery of the certification contemplated by Section 2.4(b), such certification or written notice from such Company Unitholder that it is unable to provide such certification on the Change of Control Exchange Date.

(iii)         Upon a Company Unitholder exercising its right to a Change of Control Exchange, the Corporation and the Company shall take such actions as may be required to ensure that such Company Unitholder receives the shares of Class A Common Stock that such exchanging Company Unitholder is entitled to receive in connection with such Change of Control Exchange pursuant to this Section 2.1(b). Unless the Corporation elects to directly acquire the Company Units such Company Unitholder is requesting to be exchanged in connection with a Change of Control Exchange, (i) the Corporation shall be deemed to have transferred the Class A Common Stock to be delivered to the exchanging Company Unitholder to the Company and the Company shall issue to the Corporation a number of Company Units in the Company equal to the number of Company Units exchanged by the Company Unitholder and (ii) the Company shall be deemed to have transferred such Class A Common Stock received from the Corporation to the exchanging Company Unitholder in exchange for the Company Units surrendered by such Company Unitholder in the Change of Control Exchange. If an exchanging Company Unitholder receives the shares of Class A Common Stock that it is entitled to receive in connection with a Change of Control Exchange pursuant to this Section 2.1(b) from the Corporation, the Company Unitholder shall have no further right to receive shares of Class A Common Stock from the Company in connection with that Change of Control Exchange, and the Corporation and the Company shall be deemed to have satisfied their obligations under the first sentence of this Section 2.1(b)(iii). Immediately prior to the occurrence of the Change of Control, all rights of the exchanging Company Unitholder as a holder of the Company Units that are subject to the Change of Control Exchange shall cease, and such Company Unitholder shall be treated for all purposes as having become the record holder of any shares of Class A Common Stock to be received by the exchanging Company Unitholder in respect of such Change of Control Exchange.

(c)         Issuance of Class A Common Stock. As promptly as practicable following satisfaction of such Company Unitholder’s obligations under Section 2.1(a)(iv) or Section 2.1(b)(ii), as applicable, and in any event no later than three (3) Business Days after such obligations are satisfied, the Corporation or the Company, as applicable, shall deliver or cause to be delivered to such Company Unitholder, at the address set forth on such Unitholder’s signature page to the LLC Agreement (or at such other address as such party may designate to the Corporation), the number of shares of Class A Common Stock deliverable to such Company Unitholder upon such Exchange, if any, registered in the name of the relevant exchanging Company Unitholder, subject to the Company Unitholder’s execution of any letter of transmittal or other document required to be executed by the holders of Class A Common Stock. To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Corporation or the Company, as applicable, will upon the written instruction of an exchanging Company Unitholder, deliver the shares of Class A Common Stock deliverable to such exchanging Company Unitholder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Company Unitholder in the Exchange Notice. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Class A Common Stock shall be issued as a result of any Exchange. In lieu of any fractional share of Class A Common Stock to which a Company Unitholder would otherwise be entitled in any Exchange, the Company or the Corporation, as applicable, shall pay to such Company Unitholder cash equal to such fraction multiplied by the Fair Market Value.

(d)         Expenses. The Corporation, the Company, and each exchanging Company Unitholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes as well as any other expenses incurred by the Corporation in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Company Unitholder that requested the Exchange, then such Company Unitholder or the Person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

(e)         Publicly Traded Partnership. Each of the Corporation and the Company covenants and agrees that neither shall take or cause or permit to be taken any action that would cause interests in the Company to not meet the requirements of Treasury Regulation Section 1.7704-1(h). Notwithstanding anything to the contrary herein, if the Board or the board of managers of the Company, as applicable, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that, despite adherence by the Corporation and the Company to the foregoing, additional restrictions must be imposed on Exchanges in order for the Company not to be treated as a “publicly traded partnership” under Section 7704 of the Code, the Corporation or the Company, as applicable, may impose such restrictions on Exchanges, as the Corporation or the Company, as applicable, may reasonably determine to be necessary or advisable.

(f)         Other Prohibitions on Exchange. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Company Unitholder shall not be entitled to exchange Company Units to the extent that the Corporation or the Company reasonably determines in good faith that the Exchange (i) would be prohibited by law or regulation or would violate any injunction, order or decree of any nature or (ii) would not be permitted under any other agreement with the Corporation, its subsidiaries, the Company or the Subsidiaries to which such Company Unitholder is then subject (including the LLC Agreement). For the avoidance of doubt, no Exchange shall be deemed to be prohibited by any law or regulation pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available, and the parties hereto believe that there is currently no law, regulation, injunction, order or decree of any nature and acknowledge that there is no agreement of the type referred to in clause (ii) of the preceding sentence, that would, in either case, restrict the ability of a Company Unitholder to exchange Company Units.

(g)         Surrender of Control Shares. If the Founder Member Twenty Percent Ownership Threshold is no longer satisfied, then the Control Shares shall, immediately after the date the Founder Member Twenty Percent Ownership Threshold is no longer satisfied and at any time thereafter that a Founder Member ceases to own Class A Common Stock or Class A Units previously owned by such Founder Member or the Corporation provides notice to the Trustee that the Founder Member Ownership Percentage has been reduced, be deemed released from the Control Shares Trust and surrendered to the Corporation in an amount equal to (x) (i) twenty percent (20%) minus the Founder Member Ownership Percentage (where the first time the Founder Member Twenty Percent Ownership Threshold is no longer satisfied) or (ii) for each subsequent transfer or reduction in ownership, the reduction in the Founder Member Ownership Percentage due to such transfer or reduction in ownership divided by (y) twenty percent (20%) multiplied by (z) the number of Control Shares held by the Control Shares Trust as of the date of this Agreement. If the Founder Member Five Percent Ownership Threshold is no longer satisfied or Section 6.08 of the Investment Agreement is breached, all of the Control Shares then held by the Control Shares Trust shall, immediately after the date the Founder Member Five Percent Ownership Threshold is no longer satisfied or Section 6.08 of the Investment Agreement is breached, as applicable, be deemed released from the Control Shares Trust and surrendered to the Corporation. To effect such surrenders, the Trustee shall instruct the Corporation on the applicable Control Shares surrender date to cancel the Control Shares and to update the Corporation’s Class B Stock ledger to reflect such cancellation. Once so surrendered, such Control Shares shall automatically be deemed cancelled without any action on the part of any Person. Any such cancelled Control Shares shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

Section 2.2       Adjustments.

(a)      The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Company Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Company Units. For example, if there is a 2 for 1 stock split of Class A Common Stock and no corresponding split with respect to the Company Units, the Exchange Rate would be adjusted to be 2. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Company Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Company Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(b)      Each time that the Corporation (i) acquires Company Units other than in connection with a corresponding issuance by the Corporation of the same number of shares of Class A Common Stock (whether as a result of an Exchange or otherwise) or a concurrent recapitalization of the Company that causes the number of Company Units held by the Corporation to equal the number of shares of Class A Common Stock outstanding immediately following such purchase of Company Units (subject, in any such case, to prior applications of this Section 2.2(b)), or (ii) repurchases shares of Class A Common Stock without a corresponding redemption by the Company of Class A Units held by the Corporation pursuant to Section 4.4 of the LLC Agreement, the Exchange Rate shall be adjusted immediately following such transaction, without any further action by the Corporation or any Company Unitholder, as follows: the Exchange Rate shall first be set at a ratio, the numerator of which shall be the number of shares of Class A Common Stock of the Corporation then-outstanding and the denominator of which shall be the number of Company Units then-owned by the Corporation, in each case after giving effect to the transaction that gave rise to such Exchange Rate adjustment and prior to giving effect to any event that has occurred which would give rise to an adjustment to the Exchange Rate pursuant to Section 2.2(a), and then that ratio shall be adjusted as set forth in Section 2.2(a) for each event (if any) giving rise to such Section 2.2(a) adjustment assuming that such event had occurred after the transaction that gave rise to the Exchange Ratio adjustment being made hereby.

(c)      The Corporation shall not pay a dividend or otherwise make a distribution of cash or other property in respect of shares of Class A Common Stock if such cash or other property was not received by the Corporation as a distribution from the Company.

Section 2.3       Class A Common Stock to be Issued.

(a)      In the case of any Exchange, to the extent settled in the form of Class A Common Stock, the Corporation and the Company, as applicable, covenant and agree to deliver shares of Class A Common Stock that have been registered under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any such registration has not become effective or otherwise is unavailable, the Corporation shall use its commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. When and if the Class A Common Stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), the Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery on each national securities exchange or inter-dealer quotation system on which the outstanding Class A Common Stock may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Corporation or the Company from satisfying their obligations in respect of the exchange of the Company Units by delivery of Class A Common Stock which are unregistered under the Securities Act or held in the treasury of the Corporation or the Company or any of their subsidiaries. Nothing herein shall be construed as a requirement for the Corporation or the Company to settle the exchange for cash. The Corporation shall not be required to comply with this Section 2.3(a) in an Exchange in connection with a Change of Control.

(b)      The Corporation reserves the right to cause certificates evidencing such Class A Common Stock to be imprinted with legends as to restrictions on transfer that it may deem necessary or appropriate, including legends as to applicable U.S. federal or state securities laws or other legal or contractual restrictions, and may require any Company Unitholder to which Class A Common Stock are to be issued to agree in writing (A) that such shares of Class A Common Stock will not be transferred except in compliance with such restrictions and (B) to such other matters as the Corporation may deem reasonably necessary or appropriate in light of applicable law and existing agreements.

(c)      The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof).

(d)      Prior to the date of this Agreement, the Corporation has taken all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(e)      The Corporation covenants that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any Person.

Section 2.4      Withholding; Certification of Non-Foreign Status.

(a)      If the Corporation or the Company shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the Corporation or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including at its option withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes which the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange, or requiring as a condition of any Exchange that the exchanging Unit holder tender to the Company an amount equal to the minimum amount of any taxes which the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld by the Company or Corporation and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Company Unitholder. The parties anticipate that, on the basis of current law, no federal income tax withholding would be required with respect to an Exchange by any Company Unitholder who is a “United States person” within the meaning of Section 7701(a)(30) of the Code and who, if required, has properly certified that such holder is not subject to federal backup withholding.

(b)      Notwithstanding anything to the contrary herein, each of the Corporation and the Company may, in the reasonable exercise of its discretion, require as a condition to the effectiveness of an Exchange that an exchanging Company Unitholder deliver to the Corporation or the Company, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b). In the event the Corporation or the Company has required delivery of such certification but an exchanging Company Unitholder is unable to comply, the Corporation or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to the exchanging Company Unitholder the Class A Common Stock in accordance with Section 2.1, but subject to withholding as provided in Section 2.4(a).

ARTICLE III

REPRESENTATIONS and WARRANTIES

Section 3.1      Representations and Warranties of the Company Unitholders. Each Company Unitholder, severally and not jointly, represents and warrants that, as of the date hereof and as of each Quarterly Exchange Date or Change of Control Exchange Date, as the case may be, upon which a Member is issued Class A Common Stock, (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Company Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Company Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the execution, delivery and performance of this Agreement by such Company Unitholder and the consummation by such Company Unitholder of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the certificate of incorporation, bylaws, trust agreement or other organizational documents of such Company Unitholder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Company Unitholder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable such Company Unitholder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Company Unitholder of this Agreement, (vi) it is acquiring the Class A Common Stock issued in accordance with this Agreement for its own account with the present intention of holding such Class A Common Stock for purposes of investment, and that it has no intention of selling Class A Common Stock in a public distribution in violation of any federal or state securities laws, (vii) it is a sophisticated party for purposes of applicable federal and state securities laws and regulations, (viii) such Company Unitholder has knowledge and experience in financial and business matters such that such Company Unitholder is capable of evaluating the merits and risks of an investment in the Corporation, (ix) it is able to bear the economic risks of an investment in the Class A Common Stock and could afford a complete loss of such investment and (x) if the Company Unitholder is a partnership, “S corporation”, “grantor trust” or other flow-through entity, the interest of such Company Unitholder in the Company does not represent “substantially all” of the value of its assets, and it was not a “principal purpose” of such Company Unitholder to avoid the “100 partner” limitation applicable under section 7704 of the Code.

Section 3.2      Representations and Warranties of the Corporation and the Company. Each of the Corporation and the Company, severally and not jointly, represents and warrants that, as of the date hereof (i) it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such party, (iv) this Agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the execution, delivery and performance of this Agreement by such party and the consummation by such party of the transactions contemplated hereby will not (A) result in a violation of the certificate of incorporation, bylaws, trust agreement or other organizational documents of such party or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such party is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such party, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such party of this Agreement.

Section 3.3      Representations and Warranties of Christian M. Zugel, as Trustee. Christian M. Zugel, solely in his capacity as Trustee, represents and warrants that (i) this Agreement constitutes a legal, valid and binding obligation of the Trustee enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (ii) the execution, delivery and performance of this Agreement by the Trustee and the consummation by the Trustee of the transactions contemplated hereby will not (A) result in a violation voting trust agreement to which it is a party or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Trustee is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Trustee, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such party of this Agreement.

ARTICLE IV

miscellaneous provisions

Section 4.1      Additional Company Unitholders. To the extent a Company Unitholder validly transfers any or all of such holder’s Company Units to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement in a form provided by the Corporation, whereupon such Permitted Transferee shall become a Company Unitholder hereunder. If the Company issues any Class B Units following the date hereof, in accordance with, and not in contravention of, the LLC Agreement, then any holder of Class B Units (each, a “Class B Holder”) shall have the right to execute and deliver a joinder to this Agreement in a form provided by the Corporation, whereupon such Class B Holder shall become a Company Unitholder hereunder, but solely with respect to such Class B Holder’s Class B Units which constitute Company Units hereunder, if any. If the Company issues any other Units (as defined in the LLC Agreement) in the future, then the Corporation shall have the right to permit the holder of such Units to execute and deliver a joinder to this Agreement in a form provided by the Corporation, whereupon such holder shall become a Company Unitholder hereunder, but solely with respect to such holder’s Units which constitute Company Units hereunder, if any. Except as set forth in this Section 4.1, a Company Unitholder may not assign or transfer any of its rights or obligations under this Agreement.

Section 4.2      Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronic mail (e-mail) or by facsimile transmittal. Any notice sent by confirmed e-mail or facsimile must be sent simultaneously by another method described in the prior sentence. A notice must be addressed:

(a)    If to the Corporation, the Company or the Trustee at:

ZAIS Group Parent, LLC

2 Bridge Avenue

Red Bank, NJ 07701

Fax: (732) 747-7619

E-mail: Christian.Zugel@zaisgroup.com
Attention: Christian Zugel

with copies to:

ZAIS Group Parent, LLC

2 Bridge Avenue

Red Bank, NJ 07701

Fax: (732) 747-7619

E-mail: Howard.Steinberg@zaisgroup.com
Attention: Howard Steinberg, Esq.

and

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Fax: (646) 390-3386

E-mail: tgiegerich@mwe.com
Attention: Thomas Giegerich

and

McDermott Will & Emery LLP

500 North Capitol Street, N.W.

Washington, DC 20001

Fax: (212) 756-8087

E-mail: tconaghan@mwe.com
Attention: Thomas Conaghan

(b)    If to any Company Unitholder, to the address and other contact information set forth in the records of the Company from time to time.

A notice delivered personally will be deemed given only when accepted or refused by the Person to whom it is delivered. A notice that is sent by mail will be deemed given: (i) three (3) Business Days after such notice is mailed to an address within the United States of America or (ii) seven (7) Business Days after such notice is mailed to an address outside of the United States of America. A notice sent by recognized overnight delivery service will be deemed given when received or refused. A notice sent by e-mail or facsimile shall be deemed given upon receipt of a confirmation of such transmission, unless such receipt occurs after normal business hours, in which case such notice shall be deemed given as of the next Business Day. Any party may designate, by written notice to all of the others, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

Section 4.3     Complete Agreement. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty between the parties relating to the subject matter hereof and thereof.

Section 4.4     Applicable Law; Venue; Waiver of Jury Trial.

(a)     The parties hereto hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

(b)     Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(c)     EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.

Section 4.5     References to this Agreement; Headings. Unless otherwise indicated, “Articles,” “Sections,” “Subsections”, “Clauses”, “Exhibits” and “Schedules” mean and refer to designated Articles, Sections, Subsections, Clauses, Exhibits and Schedules of this Agreement. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

Section 4.6     Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and permitted assigns.

Section 4.7     Construction. Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. Any reference to any statute, law, or regulation, form or schedule shall include any amendments, modifications, or replacements thereof. Any reference to any agreement, contract or schedule, unless otherwise stated, shall include any amendments, modifications, or replacements thereof. Whenever used herein, “or” shall include both the conjunctive and disjunctive unless the context requires otherwise, “any” shall mean “one or more,” and “including” shall mean “including without limitation.”

Section 4.8     Severability. It is expressly understood and agreed that if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law so long as the economic or legal substance of the matters contemplated by this Agreement is not affected in any manner materially adverse to any party. If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. If such court of competent jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

Section 4.9     Counterparts. This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 4.10     No Third Party Beneficiaries. This Agreement is not intended to, and does not, provide or create any rights or benefits of any Person other than the parties hereto and their successors and permitted assigns.

Section 4.11     Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

Section 4.12     Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 4.13     Amendment. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Corporation (as approved by, in the case of any material amendment, the Required Independent Directors (as defined in the LLC Agreement)), (ii) the Company and (iii) as long as the Company Unitholders collectively hold any Class A Units, the Founder Member Representative; provided that, without the consent of any Person, a Person who becomes a Company Unitholder after the date hereof pursuant to Section 4.1 shall execute and deliver a joinder to this Agreement to become a party to this Agreement.

Section 4.14     Tax Treatment. This Agreement shall be treated as part of the partnership agreement of Company as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. Notwithstanding anything to the contrary in this Agreement, for federal, state and local tax purposes, the Corporation, the Company and the Company Unitholders shall report each Exchange consummated pursuant to this Agreement, whether directly to the Corporation or to the Company, as a taxable transfer of an interest in the Company to the Corporation eligible to give rise to a Basis Adjustment (as such term is defined in the Tax Receivable Agreement) and none of the Corporation, the Company or any Company Unitholder shall take a contrary position on any tax return or otherwise unless otherwise required pursuant to a determination within the meaning of Section 1313 of the Code.

Section 4.15     Further Action. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

Section 4.16     Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party which may be injured (in addition to any other remedies which may be available to that party) shall be entitled (without the need to post any bond, surety, or other security) to one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.17     Independent Nature of Company Unitholders’ Rights and Obligations. The obligations of each Company Unitholder hereunder are several and not joint with the obligations of any other Company Unitholder, and no Company Unitholder shall be responsible in any way for the performance of the obligations of any other Company Unitholder under hereunder. The decision of each Company Unitholder to enter into to this Agreement has been made by such Company Unitholder independently of any other Company Unitholder. Nothing contained herein, and no action taken by any Company Unitholder pursuant hereto, shall be deemed to constitute the Company Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Company Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Company Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

ZAIS GROUP HOLDINGS, INC.

By:	/s/ R. Bradley Forth
Name: R. Bradley Forth
Title: Chief Financial Officer

ZAIS GROUP PARENT, LLC

By:	/s/ Christian Zugel
Name: Christian Zugel
Title: Managing Member

COMPANY UNITHOLDERS:

/s/ Christian Zugel
Christian Zugel

/s/ Sonia Zugel
Sonia Zugel

/s/ Laureen Lim
Laureen Lim

FAMILY TRUST U/A CHRISTIAN M. ZUGEL 2005 GRAT

By: Fiduciary Trust International of Delaware, as Trustee

By:	/s/ Dorothy K. Scarlett
Name: Dorothy K. Scarlett
Title: President & CEO

/s/ Mark Mahoney, Trustee
Mark Mahoney, as Trustee

ZUGEL FAMILY TRUST

By: Fiduciary Trust International of Delaware, as Trustee

By:	/s/ Dorothy K. Scarlett
Name: Dorothy K. Scarlett
Title: President & CEO

/s/ Mark Mahoney, Trustee
Mark Mahoney, as Trustee

ZGH Class B Voting Trust

By: Christian M. Zugel, as Trustee

/s/ Christian M. Zugel

Exhibit A

FORM OF ELECTION OF EXCHANGE

ZAIS Group Holdings, Inc.

2 Bridge Avenue

Red Bank, NJ 07701

Attention: General Counsel

Reference is hereby made to the Exchange Agreement, dated as of March 17, 2015 (the “Exchange Agreement”), among ZAIS Group Holdings, Inc., a Delaware corporation, ZAIS Group Parent, LLC, a Delaware limited liability company, and the holders of Company Units (as defined herein) from time to time party thereto.  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Company Unitholder hereby transfers to the Corporation or the Company, as applicable, the number of Company Units set forth below in Exchange for shares of Class A Common Stock to be issued in its name as set forth below and/or cash, as set forth in the Exchange Agreement.

Legal Name of Company Unitholder:

Address:

Number of Company Units to be Exchanged:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Company Units subject to this Election of Exchange are being transferred to the Company free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Company Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Company Units to the Company.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation or the Company, as applicable, the Company Units subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated: